Exhibit 11.1 Computation of pro forma weighted average number of common shares outstanding for the three month and nine month periods ended September 30, 1996 and 1997 (in thousands).


                                                                    Three Months                       Nine Months
                                                                 Ended September 30,               Ended September 30,
                                                             ----------------------------      ----------------------------
                                                                1996            1997              1996            1997
                                                             ------------    ------------      ------------   -------------
Number of shares outstanding after the Exchange                    8,929           8,929             8,929           8,929

Employee stock options granted under the 1997
       Incentive Plan                                                644             644               644             644

Shares assumed to be repurchased under the treasury
       stock method:
       $3,220,485 (1)/$8.00 per share (2)                           (403)           (403)             (403)           (403)

3,000,000 shares issued May 8, 1997                                    -           3,000                 -           1,594

325,000 shares issued May 15, 1997                                     -             325                 -             164
                                                                             ------------
Weighted average number of common
       shares outstanding                                                         12,495
                                                                             ============

                                                             ------------                      ------------   -------------
Pro forma weighted average number of common
       shares outstanding                                          9,170                             9,170          10,928
                                                             ============                      ============   =============



Notes:

(1) Calculated by multiplying employee stock options granted under the 1997 Incentive Plan (644,097) by their exercise price ($5.00).

(2)    Initial public offering price.